Exhibit 99.01

Media Contact: Jodi Guilbault MIPS Technologies, Inc. +1 650 567-5035 jodi@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Reports Third Quarter Fiscal 2008 Financial Results

MOUNTAIN VIEW, Calif. – April 30, 2008 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard architectures, processor cores and analog IP for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for the quarter ended March 31, 2008.  All financial results are reported in U.S. GAAP (generally accepted accounting principles) unless otherwise noted.

Revenue for the third quarter was $27.3 million, an increase of 3 percent over the prior quarter revenue of $26.5 million and an increase of 43 percent from the $19.1 million reported in the third fiscal quarter a year ago. Q3 revenue growth was driven primarily by increased license fees.

Revenue from royalties was $12.6 million, an increase of $0.1 million from the prior quarter and an increase of 17 percent from the $10.7 million reported in the third quarter a year ago. End-user product shipments containing MIPS Technologies’ processor IP increased to 115 million units during Q3 from 107 million units in Q2, and 31 percent from the 87 million units recognized in the third quarter of fiscal 2007.  Contract and license revenue was $14.8 million, an increase of 6 percent from the $13.9 million reported in the prior quarter and an increase of 77 percent from the $8.3 million reported in the third quarter a year ago.

Gross margin was $17.9 million, an increase of $0.8 million from Q2 FY08 and a decrease of $0.7 million from the same quarter a year ago.

Q3 operating expenses of $23.2 million declined $1.2 million from the prior quarter but increased $4.4 million from the same quarter a year ago. The Q3 reduction in operating expenses was the result of previously announced cost reduction programs implemented during that same quarter.

Net loss in the third quarter of fiscal 2008 was $4.3 million, an improvement of $7.8 million compared with the prior quarter and a decrease from the net income of $1.2 million in the third quarter a year ago.  Net loss per share on a basic and diluted basis in the third quarter of 2008 was $0.10, compared with a net loss per basic and diluted share of $0.28 in the prior quarter and net income per share of $0.03 in the third quarter a year ago.

Non-GAAP net income in the third quarter of fiscal 2008, which excludes the effect of equity based compensation expense, certain costs related to the acquisition of Chipidea and the previously announced restructuring, was $2.4 million or $0.05 per diluted share, compared with a non-GAAP net loss of $2.9 million or $0.07 per basic share in the prior quarter and $3.5 million or $0.08 per basic and diluted share in the third quarter a year ago.  A reconciliation of non-GAAP measures used in this release to the corresponding GAAP results is provided in the tables below.

“MIPS achieved significant progress in its third fiscal quarter by trimming costs and integrating the two sales teams,” said John Bourgoin, president and CEO.  “Although we saw continued weakness in overall licensing activity, the processor licensing business did rebound 28 percent from the prior quarter.  In fact, unit shipments of MIPS processor-based products are at all-time highs and grew an additional 7 percent relative to the previous quarter.  And with the recent announcements of our first multiprocessing core, the MIPS32® 1004K™, and our new HDMI IP products, MIPS is generating exceptional levels of interest from customers.”

MIPS Technologies invites you to listen to management’s discussion of fiscal Q3 results and forward looking guidance in a live conference call today beginning at 1:45 p.m. Pacific time.  The conference call number is 1-210-839-8502 and the replay number is 1-203-369-0918, which will be available for 30 days following the call.  The access code for both numbers is MIPS.  An audio replay of the conference call will be posted on the company’s website (www.mips.com) soon thereafter.

Q3 FY 2008 News Highlights:
From its founding more than 20 years ago, the MIPS® architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system performance and innovative solutions for established and emerging markets—especially in the digital living room and connected home. With multiple design teams actively developing the architecture, more than 900 MIPS-Based™ implementations throughout the world, and a vibrant ecosystem of third-party tools and software, MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies and the company's licensees, systems vendors and third party providers:

•	MIPS Technologies Appoints John Derrick President and General Manager of Processor Business Group

•	Microchip Technology Unites MIPS Technologies’ Analog and Processor IP in Latest 32-bit PIC32 MCU Release

•	MIPS Technologies Extends Digital Consumer Leadership with Industry’s First HDMI 65nm IP Solution

•	MIPS Technologies Announces Strategic Alliance with NXP Semiconductors for HDMI Technology

•	President and General Manager of MIPS Technologies’ Analog Business Group Honored by Leading Portuguese University

•	MIPS Technologies Selected as Finalist in EDN’s Annual Innovation Awards Competition

•	MIPS Technologies Appoints Maury Austin as Chief Financial Officer

•	Altair Semiconductor Integrates MIPS Technologies’ Analog and Processor IP in Ultra Low-power Mobile WiMAX Processor

•	MIPS Technologies Offers Silicon-Proven Hi-Fi Quality Audio IP in Deep Submicron Processes

Third Party MIPS-Based™ Announcements:

•	AMD Displays Technology Leadership with New AMD XilleonTM Panel Processors for Outstanding LCD TV Image Quality

•	NXP Powers Sling Media’s New SlingCatcher Set Top Box

•	RMI Launches the Fastest and Most Power-Optimized Consumer Processor in the Industry for Multifunction Portable Media Players

•	Toshiba’s New LCD TV SoC Delivers Single-chip Solution with Full 1080P High-Definition TV Support to North American HDTV Market

•	Broadcom Announces High Definition PVR Satellite System-on-a-Chip Solution for Direct Broadcast Satellite Set-Top Boxes

•	Entropic Surpasses Ten Million c.Link™ Chipset Shipment Milestone

•	Mobileye’s System-on-Chip Delivers 2nd Generation Solution for Visual Recognition and Interpretation

•	Microchip Technology Expands 32-bit PIC32 MCU Family With USB On-The-Go Functionality and Boosts Performance to 80 MHz

•	Cavium Networks’ New OCTEON CN52XX Wireless Processors Enable Converged and Scalable 3G, 4G, WiMAX Platforms

•	RMI Corporation Implements Dolby Mobile Technology on Alchemy Platform to Enhance Mobile Entertainment

•	RMI Corporation Launches Industry’s First Quad-Core Multi-Threaded Processor with Integrated Serial RapidIO Interface and IEEE1588 Controller for Wireless Base-Stations

•	Broadcom and Coship Electronics Collaborate to Deliver First Commercial High Definition Set-Top Box Solution for China, in Time for Beijing Olympics

•	Infineon First to Bring Voice-over-WLAN to Low-Cost Mobile Handsets

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide.  With more than 250 customers around the globe, MIPS Technologies powers some of the world’s most popular products for the digital consumer, broadband, wireless, networking and portable media markets—including broadband devices from Linksys, DTVs and entertainment systems from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Today, the company owns more than 400 patent properties (patents and applications) worldwide. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  These forward looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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 MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008	June 30, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,180	$119,039
Short-term investments	—	25,845
Accounts receivable, net	16,715	5,212
Prepaid expenses and other current assets	18,090	2,472
Total current assets	49,985	152,568
Equipment, furniture and property, net	16,627	5,781
Goodwill	123,978	565
Other assets	71,027	15,948
	$261,617	$174,862
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,064	$503
Accrued liabilities	51,879	16,118
Debt – short term	21,261	—
Deferred revenue	4,553	2,633
Total current liabilities	81,757	19,254
Long-term liabilities	29,790	5,726
Stockholders’ equity	150,070	149,882
	$261,617	$174,862

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenue:
Royalties	$12,556	$10,733	$35,590	$33,128
License and Contract Revenue - PBG	5,804	8,342	19,812	26,502
License and Contract Revenue - ABG	8,963	—	20,524	—
Total revenue	27,323	19,075	75,926	59,630
Costs and expenses:
Costs of contract revenue	9,407	492	22,110	1,261
Research and development	9,315	8,159	27,821	24,185
Sales and marketing	6,056	5,345	17,796	15,314
General and administrative	6,559	4,978	21,437	13,867
Acquired in-process research and development	—	—	6,350	—
Restructuring	1,279	—	1,279	—
Total costs and expenses	32,616	18,974	96,793	54,627
Operating income (loss)	(5,293)	101	(20,867)	5,003
Other income (expense), net	(762)	1,844	(1,488)	4,817
Income (loss) before income taxes	(6,055)	1,945	(22,355)	9,820
Provision for income taxes	(1,798)	708	1,018	3,672
Net income (loss)	$(4,257)	$1,237	$(23,373)	$6,148
Net income (loss) per basic share	$(0.10)	$0.03	$(0.53)	$0.14
Net income (loss) per diluted share	$(0.10)	$0.03	$(0.53)	$0.13
Common shares outstanding-basic	43,992	43,535	43,887	43,510
Common shares outstanding-diluted	43,992	46,384	43,887	45,729

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended March 31, 2008	Three Months Ended December 31, 2007	Three Months Ended March 31, 2007
	GAAP net income (loss)	$(4,257)	$(12,086)	$1,237
	Net income (loss) per basic share	$(0.10)	$(0.28)	$0.03
	Net income (loss) per diluted share	$(0.10)	$(0.28)	$0.03
(a)	Equity-based compensation expense under SFAS 123R	1,799	$2,082	$2,251
(b)	Amortization of intangibles	2,438	2,232	—
(c)	Acquisition related cost	2,386	2,138	—
(d)	Integration cost	120	1,280	—
(e)	Acquired in-process research and development	—	910	—
(f)	Restructuring	1,279	—	—
(g)	Tax adjustment	(1,323)	551	—
	Non-GAAP net income (loss)	$2,442	$(2,893)	$3,488
	Non-GAAP net income (loss) per basic share	$0.06	$(0.07)	$0.08
	Non-GAAP net income (loss) per diluted share	$0.05	$(0.07)	$0.08
	Common shares outstanding – basic	43,992	43,902	43,535
	Common shares outstanding - diluted	44,620	43,902	46,384

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding equity-based compensation, amortization of intangible assets, acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (SFAS 123R) beginning July 1, 2005. For the third fiscal quarter ending March 31, 2008, $1.8 million of equity-based compensation was allocated as follows: $604,000 to research and development, $577,000 to sales and marketing and $618,000 to general and administrative. For the second fiscal quarter ending December 31, 2007, $2.1 million of equity-based compensation expense was allocated as follows:  $825,000 to research and development, $636,000 to sales and marketing and $621,000 to general and administrative.  For the third quarter of fiscal 2007 ending March 31, 2007, $2.3 million equity-based compensation expense was allocated as follows:  $871,000 to research and development, $720,000 to sales and marketing and $660,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(b)
This adjustment reflects the expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea. For the third fiscal quarter ending March 31, 2008, $2.4 million of amortization expense related to these intangible assets was allocated as follows:  $2.3 million to cost of sales, $8,000 to research and development and $126,000 to sales and marketing. For the second fiscal quarter ending December 31, 2007, $2.2 million of amortization expense related to these intangible assets was allocated as follows:  $2.2 million to cost of sales, $9,000 to research and development and $29,000 to sales and marketing. Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results because the expense for the amortization of intangibles is not indicative of operational performance and the amount of such charges varies significantly based on the size and timing of our acquisitions and the maturity of the business being acquired.

(c)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.    This amount is being recorded in the statement of operations instead of part of the purchase price of Chipidea since the amount is contingent upon continued employment of the founders. This adjustment also reflects legal fees incurred in association with certain financing activities and the amortization of loan origination fees.  For the third fiscal quarter ending March 31, 2008, $1.7 million was expensed related to the escrow amount payable to the founders of Chipidea, and $686,000 was expensed related to the amortization of loan origination fees.  For the second fiscal quarter ending December 31, 2007, $1.7 million was expensed related to the escrow amount payable to the founders of Chipidea, and $464,000 was expensed related to the amortization of loan origination fees.    Management believes that excluding the unique charges related to the payment to the founders of Chipidea and the fees associated with financing activities necessitated by the acquisition facilitates comparisons to MIPS’ ongoing operating results during periods when there was no amortization of expenses related to the acquisition of Chipidea or financing activities and also facilitates investors’ understanding of ongoing operating performance.

(d)
This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense.  Management believes that the integration charges associated with the acquisition are elements of the acquisition process and that excluding this charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no acquisitions and also facilitates investors’ understanding of ongoing operating performance.

(e)
This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.  Management believes that excluding this acquisition related charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no acquisitions involving in-process research and development and also facilitates investors’ understanding of ongoing operating performance.

(f)
This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.  Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no restructuring charges and also facilitates investors’ understanding of ongoing operating performance.

(g)	This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Nine Months Ended March 31, 2008	Nine Months Ended March 31, 2007
	GAAP net income (loss)	$(23,373)	$6,148
	Net income (loss) per basic share	$(0.53)	$0.14
	Net income (loss) per diluted share	$(0.53)	$0.13
(h)	Equity-based compensation expense under SFAS 123R	$6,272	$6,082
(i)	Amortization of intangibles	5,640	—
(j)	Acquisition related cost	5,837	—
(k)	Integration cost	2,239	—
(l)	Acquired in-process research and development	6,350	—
(m)	Restructuring	1,279	—
(n)	Tax adjustment	(1,390)	—
	Non-GAAP net income	$2,854	$12,230
	Non-GAAP net income per basic share	$0.07	$0.28
	Non-GAAP net income per diluted share	$0.06	$0.27
	Common shares outstanding – basic	43,887	43,510
	Common shares outstanding - diluted	45,680	45,729

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding equity-based compensation, amortization of intangible assets, acquired in-process research and development, integration and acquisition expenses in connection with the acquisition of Chipidea provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(h)
This adjustment reflects the equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (SFAS 123R) beginning July 1, 2005. For the nine month ending ending March 31, 2008, $6.3 million of equity-based compensation was allocated as follows: $2.3 million to research and development, $1.9 million to sales and marketing and $2.1 million to general and administrative. For the nine month ending March 31, 2007, $6.1 million equity-based compensation expense was allocated as follows:  $2.4 million to research and development, $1.8 million to sales and marketing and $1.9 million to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(i)
This adjustment reflects the expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea. For the nine month ending March 31, 2008, $5.6 million of amortization expense related to these intangible assets was allocated as follows:  $5.3 million to cost of sales, $17,000 to research and development and $291,000 to sales and marketing.  Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results because the expense for the amortization of intangibles is not indicative of operational performance and the amount of such charges varies significantly based on the size and timing of our acquisitions and the maturity of the business being acquired.

(j)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  This adjustment also reflects legal fees incurred in association with certain financing activities and the amortization of loan origination fees. For the nine month ending March 31, 2008, $4.0 million was expensed related to the escrow amount payable to the founders of Chipidea and legal fees of $335,000 were expensed related to certain financing activities and $1.5 million was expensed related to the amortization of loan origination fees.  Management believes that excluding the unique charges for the Chipidea escrow payments and the fees associated with financing activities necessitated by the acquisition facilitates comparisons to MIPS’ ongoing operating results during periods when there was no escrow amortization or financing activities and also facilitates investors’ understanding of ongoing operating performance.

(k)
This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense.  Management believes that the integration charges associated with the acquisition are elements of the acquisition process and that excluding this charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no acquisitions and also facilitates investors’ understanding of ongoing operating performance.

(l)
This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.  Management believes that excluding this acquisition related charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no acquisitions involving in-process research and development and also facilitates investors’ understanding of ongoing operating performance.

(m)
This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.  Management believes that excluding this charge facilitates comparisons to MIPS’ ongoing operating results during periods when there were no restructuring charges and also facilitates investors’ understanding of ongoing operating performance.

(n)	This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.